FIFTH AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT (this “Amendment”) to the ETF distribution agreement dated July 20, 2020 (the “Agreement”) between ETF Series Solutions (the “Trust”), a Delaware statutory trust and Quasar Distributors, LLC (together with the Trust, the “Parties”), a Delaware limited liability company has an Effective Date of August 20, 2021.

RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/ Michael D. Barolsky	By: /s/ Mark Fairbanks
Name: Michael D. Barolsky	Name: Mark Fairbanks
Title: Vice President & Secretary	Title: Vice President
Date: 8/20/2021	Date: 8/20/2021

EXHIBIT A

Blue Horizon BNE ETF
PSYK ETF
Aptus Drawdown Managed Equity ETF
Aptus Collared Income Opportunity ETF
Aptus Defined Risk ETF
Opus Small Cap Value ETF
International Drawdown Managed Equity ETF
Change Finance ESG International Fossil Free ETF
Change Finance U.S. Large Cap Fossil Fuel Free ETF
McElhenny Sheffield Managed Risk ETF
AAM Low Duration Preferred and Income Securities ETF
AAM S&P Emerging Markets High Dividend Value ETF
AAM S&P 500 High Dividend Value ETF
AAM S&P Developed Markets High Dividend Value ETF
AAM Bahl & Gaynor Small/Mid Cap Income Growth ETF
Hoya Capital Housing ETF
Hoya Capital High Dividend Yield ETF
ETFB Green SRI REITs ETF